Exhibit 99(1)

                                     CONSENT

         We hereby consent to the use of our opinion letter dated January 27, 1999 to the Independent Committee of the Board of Directors of Rally's Hamburgers, Inc. as Appendix B to the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4 relating to the proposed merger acquisition of Rally's Hamburgers, Inc. by Checkers Drive-In Restaurants, Inc. and to the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rule and regulations of the Securities and Exchange Commission thereunder.


New York, New York                     SCHRODER & CO. INC.
June 22, 1999